EXHIBIT 10.1

LLC MEMBER INTEREST PURCHASE AGREEMENT

Tautachrome, Inc A Delware Corporation	("BUYER,")

Hereby agree to purchase from: Jeremy Snyder – (The Managing Member) and all other stakeholders ("Sellers")

100 % of their outstanding Member Interest in the business ("BUSINESS") known as:

PHOTOSWEEP, LLC Listing # 10643

Located at: 5420 W Villa Maria Drive, Glendale, Az 85308

1. The Total Purchase Price will be: $39,000 US. Dollars, and will be payable as follows:

2. $5,000 Earnest Money Deposit: Has been placed with Broker who has been instructed to hold the money in trust until closing or other termination of this Agreement.

3. $34,000 Additional Funds Payable by Buyer: In addition to the earnest deposit payable to the closing entity by cashier's check, bank wire or bank draft on or before the closing date

4. $39,000 TOTAL PURCHASE PRICE

This amount does NOT include closing costs, escrow fees, or other fees and costs which could be associated with the purchase:

ADDITIONAL CONSIDERATION: In addition to the Purchase Price Buyer has agreed to pay Seller 13 Million common shares of stock in Tautachrome , Inc

5. BROKER DISCLAIMER: The Business Broker or it's agents to this transaction have not negotiated, solicited, or will be paid any commissions for this additional consideration and is a Broker to the business sale/transfer only.

6. ACCOUNTS RECEIVABLES/ACCOUNTS PAYABLE: Buyer and Seller agree to reconcile outstanding accounts receivables for all service work completed as of Date of closing and to reconcile all accounts payable as of day of closing as Buyer is not to assume any accounts payable or receivables of Seller .

7. ESCROW/FEES: The purchase shall be consummated through an escrow company or Transfer agent. The escrow account shall be opened by the Broker. Buyer and Seller each agreeto pay one halfof all Transactional Fees, Escrow Fees or Transfer Fees relating to the sale and transfer of the stock and assets of the business. The escrow/closing entity company shall search for liens, lawsuits and tax indebtedness owing by the Seller. The Business shall be owned in the manner designated per the Buyer's instructions. THE MANNER OF TAKING TITLE AND THE FORM OF OWNERSHIP OF THE BUSINESS MAY HAVE SIGNIFICANT LEGAL AND TAX CONSEQUENCES. BUYER AGREES TO CONSULT AN INDEPENDENT PROFESSIONAL FOR ADVICE.

8. DISPUTES: All mediation or arbitration shall be governed by the existing or appropriate State Law of the State of Arizona.

A. MEDIATION: Buyer and Seller agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction before resorting to arbitration or court action. Mediation fees, if any, shall be divided equally among the parties involved. If, for any dispute or claim this paragraph applies, any party commences an action without first attempting to resolve the matter through mediation, or refuses to mediate after a request has been made, then that party shall not be entitled recover attorney fees, even if they would otherwise be available to that part in any such action.

9. BENEFICIARY/COMMISSIONS: Buyer and Seller Agree that FCBB is specifically a party to this agreement in regards to matters connected with the payment of commissions only and further agree that FCBB is an intended third party beneficiary of this Agreement. Buyer and Seller agree thatno changes shall be made by the Buyer, Seller or Escrow Holder with respect to time of payment, amount of payment or the conditions for payment of FCBB's commission without the written consent of FCBB.

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10. ITEMS INCLUDED IN THE PURCHASE: With the exception of cash, and any assets specifically excluded, from this agreement. Included in this purchase is: 100 % of the Total outstanding Membership Interest in the LLC , to include all the Seller's information required by the Buyer to operate the business: all of the equipment, furniture, supplies, contracts with accounts/ customers controlled by the Seller, all customer/client lists, any and all rights held by the Seller in the Business Trade Name(s), fictitious business names, all Logos, trademarks, intellectual rights, telephone numbers, fax telephone numbers, E-mail addresses, vendor lists, goodwill, agreements not to compete, of "The Business Named in this Agreement" All the tangible and intangible assets of the Business known as PhotoSweep is controlled by the LLC known as PHOTOSWEEP, LLC to be conveyed with the stock transfer. The Sellers warrants to the Buyer that they own 100% interest in the LLC.

11. BUSINESS OPERATIONS: Until possession is transferred, the Seller agrees to operate the Business in its ordinary course without material change and to maintain the Business client base and all other equipment, and assets included in this sale in working order. Seller agrees to continue to schedule work and future jobs in the normal course of business. The Seller further agrees to maintain all insurance policies in force and comply with all required government regulations until the close of the escrow or completion of the transaction.

12. CONDITION OF EQUIPMENT: All equipment included in this sale is being purchased on an "as is" basis without warranty of merchantability or fitness for any particular purpose. At the closing of this sale, all equipment will be in working condition, A list of all included equipment will be furnished by the Seller to the Buyer and FCBB immediately after acceptance of this offer.

13. ZONING/LICENSES: The Seller warrants that the Business has the appropriate licenses, permits and zoning required to operate the Business. LICENSES: , Seller shall assist Buyer to comply with the any pertinent State Law or regulation concerning transfer.

14. DUE DILIGENCE: This purchase is contingent upon Buyer reviewing and accepting financial and other information from the Seller.

The Buyer will from January 8, 2016 – January 28, 2015 (if necessary) the Due-Diligence Period perform his/her due diligence and either accept and approve or reject these records and information (the "Due Diligence Period").

15. RELIANCE & DUE DILIGENCE: Buyer agrees, affirms and understands that he/she is relying solely on the Buyer's own inspection and due diligence of the Business, the Assets being purchased, the financial statements of the business, the representations of the Seller with regards to the prior operating history of the Business and the value of the assets being purchased in making this offer. Buyer further agrees that the Buyer's offer is made on the Buyer's examination of the business and the Buyer's ability to operate this business and not solely on the Seller's past performance.

16. COMPLIANCE: This purchase is contingent upon the following

The closing of the transition is contingent on Buyers satisfaction that the acquisition of this business complies with all regulatory requirements and both Buyer and Sellers have been properly advised by legal counsel as to deal structure and contract review

17. FINANCIAL INFORMATION: The Seller warrants that any financial information provided to the Buyer by the Seller or FCBB, is a true, correct and fair and accurate presentation of the results of the operations of the Business. Seller represents that the books and records are the actual records maintained by the Seller and that copies of any forms claimed to have been filed with the appropriate governmental agency, are the true copies of such filed forms.

18. COVENANTS: Other than in the normal course of business, between the date of this Agreement and the closing, Seller shall not convey, pledge, lease, mortgage, grant a security interest in, create any indebtedness or make any commitment for or encumber any asset included in this sale.

19.INDEMNIFICATION AND TAXES: The Seller agrees to indemnify the Buyer and will hold and save harmless the Buyer from and against all debts, claims, actions or causes of action, losses, damages (including legal fees and disbursements) now existing or that may arise from or grow out of the Seller's past operation and ownership of the Business or the assets related thereto, either directly or indirectly.

The Seller expressly agrees that Seller is responsible for any unpaid taxes owing to any governmental agency including any taxes that were either not collected or not billed at the completion of the sale, transfer and/or the closing of the escrow and Seller personally guarantees payment of same. The Seller warrants that he/she and the Business are not in default to any taxing agency.

20.TITLE: The Seller warrants that it has good and marketable title, free and clear of all liens and encumbrances. Unless stated herein, all existing encumbrances on the business assets will be paid in full by the Seller on or before the closing of this sale.

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21. POSSESSION/BUSINESS OPERATION DOCUMENTS: Possession of the Business will be given to the Buyer upon the closing of the transaction or escrow. Seller shall deliver the business. At or prior to the closing of this sale, the Seller will deliver or retain and make available to the Buyer all employee records, customer records, all other documents and information pertinent to the operation of the Business. These records will include copies of all documents necessary to conduct business with suppliers and customers/clients of the Business.

22. CLOSING DOCUMENTS: The Seller will deliver to the Buyer at the closing Bill of Sale, and such other documents (including evidence of corporate authority), as reasonably required by the Buyer in connection with this sale. The Buyer and Seller agree on or prior to closing to execute and deliver to FCBB a valid and binding release and indemnification for FCBB.

23. FAMILIARIZATION: The Seller, or his/her designated employee/designated person, without additional compensation, Will consult, familiarize and acquaint the Buyer with all material aspects of the Business from the date of closing of this sale for a period to be agreed upon between Buyer and Seller

24. NO LITIGATION, VIOLATIONS OR DISPUTES: The Seller warrants to the Buyer that there is no litigation, no violations, no notices, no investigations, no disputes or proceedings pending to the Seller's knowledge against or relating to the Business or the sold assets (except as disclosed to the Buyer in written form), nor does the Seller know or have reasonable grounds to know of any basis of any such action or governmental investigation relative to the Business or other sold assets. The Seller warrants to Buyer that there is no default under any contract to be assumed by the Buyer. If prior to close of escrow, Seller receives or becomes aware of such notices; Seller will immediately inform the Buyer in writing. The Buyer & Seller warrant that they have not withheld any information, either directly or indirectly, that would materially affect their ability to close this sale, as per this Agreement.

25. COVENANT NOT TO COMPETE: As a material part of the consideration of this Agreement, the Seller and All Principal Owners of "The Business Named in this Agreement", agree not to compete, directly nor indirectly in any manner, nor engage in THE SAME TYPE OR SIMILAR BUSINESS THAT IS BEING SOLD, nor aid nor assist anyone else, except the Buyer, to do so. Seller further agrees not to solicit in any manner any employee, any account of the Business, nor have any interests, directly or indirectly, in such a business, except as an employee of the Buyer, for a period of five years (5) consecutive years. Seller agrees upon completion of the purchase transaction that Seller will NOT interferes with the Buyer's business operation nor solicit any employees or accounts of the business.

26. AUTHORITY: The Buyer and the Seller each warrant to the other that they respectively have the full power and authority to enter into this Agreement, are not under the jurisdiction of a Federal Bankruptcy Court and able to conclude the transaction described herein and no contract or agreement to which either the Buyer or the Seller is party to prevents either of them from concluding the transaction described herein nor is the consent of any government authority or third party required.

27. BINDING EFFECT: Upon execution by all parties, this Agreement will be absolutely binding and fully enforceable upon the parties and will bind and inure to the benefit of their successors, assignees, personal representatives, heirs and legatees of the parties hereto.

28. JURISDICTION GOVERNING LAW & SEVERABILITY: Any litigation or disputes concerning this Agreement, its construction, terms and performance will be governed by and interpreted and enforced within the Judicial Courts of the County of Maricopa and State of Arizona.

29. ENTIRE AGREEMENT: This Agreement and any Addenda constitute the entire Agreement and understanding of the parties regarding its subject matter and cannot be modified except in writing executed by all parties and supersedes all previous Agreements. There are no expressed or implied warranties, representations or covenants relating to this transaction except as expressly set forth or incorporated herein. Any representations which are not in writing and part of this Agreement will not be binding upon the parties. All parties agree that in the event of any conflict between this agreement and any other documents relating to this transaction, this agreement shall be the controlling document.

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30. RECEIPT OF THIS AGREEMENT: The Buyer and Seller each acknowledge having fully read and understood and having received a true copy of this document.

31. ADVICE AND RISK: Buyer and Seller certify that neither FCBB nor FCBB's agents have expressed any legal, financial, or tax or other opinion relating to tax, financial, or legal liability arising from the sale of the assets of the Business.

The Buyer confirms that upon entering into this Agreement, the Buyer has been made aware and understands the inherent risks involved in the purchasing of a business and lack of guarantees and agrees that the Seller cannot guarantee the success of the Buyer's method of operating the Business. The Buyer understands that the success of the Business being purchased, of which the Seller has no control, is dependent upon the Buyer's skills in operating the Business and not just the past performance of the Seller. BUYER AND SELLER ARE STRONGLY ADVISED TO CONSULT APPROPRIATE LEGAL, TAX ACCOUNTING OR OTHER PROFESSIONALS REGARDING THIS AGREEMENT.

32. REPRESENTATION: The Buyer warrants and agrees that,, First Choice Business Brokers("Broker") is the sole procuring cause in this transaction Seller is responsible for payment of commissions to First Choice Business Brokers.

33. CLOSING DATE: The undersigned hereby agree to execute any and all documents necessary to affect a closing of this sale. The closing date for this sale will be on or before the: 29th , day of January, 2016

Dated this _______ day of 20________	X	Tautachrome, Inc
Buyer's Printed Name

X
Buyer Title - Jon N. Leonard - CEO Signature

SELLER'S ACCEPTANCE & AGREEMENT

This Is a Legally Binding Contract, Read it Carefully Before Signing. If You Do Not Fully Understand It, Legal and Financial Advice Should Be Obtained Before Signing. Seller has relied on his/her own judgment in entering into this Agreement. Seller agrees to pay Brokers commission as agreed to in Listing Agreement dated 11/11/14

DATED AND ACCEPTED on this______ day of _______ , 20______

Jeremy Snyder - Managing Member
Seller's Printed Name	Signature

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